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                            SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ]  Confidential, for Use of the
                                        Commission Only (as permitted
                                        by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[x] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          J. C. Penney Company, Inc.
- -----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)



- -----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
     6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
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     by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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                                                   APRIL 29, 1996


A Message from Vice Chairman and Chief Executive Officer Jim Oesterreicher to Associate Stockholders


JCPenney active and retired associates own significant amounts of JCPenney stock in our Savings Plans which enables them to share in the growth and profitability of our Company.

You have recently received JCPenney's 1996 Proxy Statement and Annual Report to Stockholders along with two proxy/voting instruction cards relating to shares of voting stock held in the Company's Savings Plans. The Proxy Statement contains three stockholder proposals, two of which, regarding the Company's classified Board structure and Stockholder Rights Plan, are similar to proposals submitted by the same proponents in prior years. YOUR BOARD OF DIRECTORS HAS CAREFULLY EVALUATED THESE TWO PROPOSALS AND URGES YOU TO VOTE AGAINST THEM FOR REASONS OUTLINED IN DETAIL IN THE PROXY STATEMENT AND AS SUPPLEMENTED BELOW.

The Board's recommendation that you vote against the two stockholder proposals reflects its strong view that the proper and effective management of the Company and the interests of all stockholders are enhanced by the presence of the Company's classified Board of Directors and Stockholder
Rights Plan.   They have enabled your Company's management to focus its
attention on its core JCPenney Stores and Catalog operations during a
period of great change and turmoil in the retail business.   We are proud
that during the past five years, JCPenney's total revenues have increased from $16.6 billion to $21.4 billion and associate employment has increased by 20,000 associates from 185,000 to 205,000.

We know that the performance of your Company stock holdings is also important to you. Your Company has a long history of acting to build stockholder value. JCPenney has a consistent record of dividend increases, the most recent of which was an 8.3% increase in the quarterly dividend declared by the Board of Directors on March 13, 1996. In the 1995 fiscal year, JCPenney's total stockholder return, including dividends, was 17%. For the past three fiscal years ending January 27, 1996, JCPenney's total stockholder return has been 44% as compared to 16% for the Standard & Poor's retail department store
index.   The Company's strong performance is also reflected in the Company's match on your Savings Plans deposits. The 73 cent match in 1995 topped the already strong 15-year average match of 70 cents for the last 15 years.

Based on this strong operating and financial performance, we ask our associate stockholders in making their voting decisions to support your Company management's position and oppose the classified Board of Directors and Stockholder Rights Plan proposals by marking the "Against" boxes regarding proposals 4 and 5 on your proxy cards. The instructions on your proxy/voting instruction cards will be kept confidential from the Company and its directors, officers, and associates, as more fully described in the Proxy Statement under the heading "Confidential Voting."

Thank you for your continuing and loyal support of JCPenney.

                                   Warmest regards,



                                   /s/ Jim Oesterreicher
                                   -----------------------
                                       Jim Oesterreicher

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